UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 29, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On February 29, 2016, the previously announced Membership Interest Purchase Agreement dated November 5, 2015 between Bonanza Creek Energy Operating Company, LLC (“BCEOC”), a wholly-owned subsidiary of Bonanza Creek Energy, Inc. (the “Company”), and Meritage Midstream Services IV, LLC (“Meritage”) pursuant to which Meritage had agreed to purchase BCEOC’s wholly-owned midstream subsidiary, Rocky Mountain Infrastructure, LLC (“RMI”) was terminated by mutual agreement (the “Termination”). In connection with the Termination, Meritage is obligated to pay BCEOC $6,000,000 within three (3) business days. The Company plans to re-market the RMI assets.

Item 2.02	Results of Operations and Financial Condition.
On February 29, 2016, the Company announced its results for the fiscal quarter and fiscal year ended December 31, 2015. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release issued February 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: February 29, 2016	By:	/s/ Christopher I. Humber
	Name:	Christopher I. Humber
	Title:	Executive Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued February 29, 2016.